UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 29,2020

Bellerophon Therapeutics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36845	47-3116175
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

184 Liberty Corner Road, Suite 302 Warren, New Jersey	07059
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 574-4770

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	BLPH	The Nasdaq Capital Market

☒	Emerging growth company

☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07    Submission of Matters to a Vote of Security Holders.

Special Meeting of Stockholders

On January 29, 2020, Bellerophon Therapeutics, Inc. (the “Company”) held a Special Meeting of Stockholders (“Special Meeting”). There were 50,064,543 shares of common stock, or approximately 72.87% of all outstanding shares, present in person or represented by proxy. At the Special Meeting, the stockholders voted on the following two proposals and cast their votes as described below. Proposals 1 and 2 were considered to be “routine” matters; if a stockholder did not return voting instructions to the stockholder's broker for Proposals 1 and 2, the stockholder's shares were voted by the broker in its discretion.

Proposal 1

The Company’s stockholders adopted and approved an amendment to our Amended and Restated Certificate of Incorporation that effects a reverse stock split at a ratio of not less than 1-for-5 and not greater than 1-for-50, with the exact ratio and effective time of the reverse stock split to be determined by the Company's board of directors at any time within one year of the date of the Special Meeting.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
46,067,333	3,557,368	439,842	—

 Proposal 2

The Company's stockholders approved an adjournment of the Special Meeting, if necessary, to solicit additional proxies in favor of Proposal 1.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
46,145,913	3,058,741	859,899	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELLEROPHON THERAPEUTICS, INC.

Date: January 29, 2020	By:	/s/ Assaf Korner
Name: Assaf Korner Title: Chief Financial Officer

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